Exhibit 1.1

                       GE COMMERCIAL MORTGAGE CORPORATION

                          $1,484,121,000 (Approximate)

                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

                             UNDERWRITING AGREEMENT

                                                            New York, New York
                                                            March 13, 2006

Banc of America Securities LLC
Deutsche Bank Securities Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Banc of America Securities LLC
NC1-027-22-03
214 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

      GE Commercial Mortgage Corporation, a Delaware corporation (the "Company"), proposes to cause to be issued its Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the "Certificates"), consisting of 26 classes designated as the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-J, Class A-M, Class B, Class C, Class X-W, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2006 among the Company, Wachovia Bank, National Association, as master servicer with respect to the Mortgage Loans other than the 277 Park Avenue mortgage loan, the KinderCare Portfolio mortgage loan and the James Center mortgage loan (the "Servicer"), LNR Partners, Inc., as special servicer with respect to the Mortgage Loans other than the James Center mortgage loan (the "Special Servicer") and LaSalle Bank National Association, as trustee (the "Trustee"). The Company proposes to sell the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-J, Class A-M, Class B and Class C Certificates (collectively, the "Offered Certificates") to Banc of America Securities LLC ("Banc of America"), Deutsche Bank Securities Inc. ("Deutsche"), Credit Suisse Securities (USA) LLC ("CS"), J.P. Morgan Securities Inc. ("J.P. Morgan") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill" and, collectively with Banc of America, Deutsche, CS and J.P. Morgan, the "Underwriters"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") primarily consisting of a segregated pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be purchased by the Company from (i) General Electric Capital Corporation ("GECC") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "GECC Purchase Agreement"), dated as of March 1, 2006, between the Company and GECC, (ii) Bank of America, N.A. ("Bank of America") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Bank of America Purchase Agreement"), dated as of March 1, 2006, between the Company and Bank of America and (iii) German American Capital Corporation ("GACC" and, together with GECC and Bank of America, the "Mortgage Loan Sellers") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "GACC Purchase Agreement" and, together with the GECC Purchase Agreement and the Bank of America Purchase Agreement, the "Purchase Agreements"), dated as of March 1, 2006, among the Company, GACC and Deutsche Bank AG, New York Branch, in exchange for immediately available funds. The Offered Certificates are described more fully in Schedule I hereto and the Registration Statement (as hereinafter defined). This is to confirm the arrangements with respect to your purchase of the Offered Certificates.

      At or prior to the time when sales to investors of the Offered Certificates were first made (the "Time of Sale"), the Company had prepared and/or filed the following information (collectively, the "Time of Sale Information": (i) a Term Sheet dated as of March 3, 2006 (the "Term Sheet"),
(ii) any written materials prepared by the Underwriters and provided to the Company for filing with the Commission prior to the Time of Sale ("Company Filed Information") and (iii) a Free Writing Prospectus dated March 3, 2006 to the Basic Prospectus (defined below) and the Basic Prospectus (collectively with the Free Writing Prospectus, the "Transaction FWP")). The Company Filed Information is listed on Schedule III attached hereto. If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Offered Certificates, then "Time of Sale Information" will refer to the information provided by the Company or the Underwriters to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information"), and "Time of Sale" will refer to the time of entry into the first such new purchase contract.

      Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Final Prospectus (as hereinafter defined).

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

      (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file numbers of which are set forth in Schedule I hereto) for the registration of the Offered Certificates, among other mortgage pass-through certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offered Certificates and the Mortgage Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement, after the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter called the "Basic Prospectus"; such form of prospectus supplemented by the supplement to the form of prospectus relating to the Offered Certificates, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus."

      (b) (i) The Registration Statement, as of its effective date or the effective date of any post-effective amendment thereto filed prior to the Closing Date, and the Final Prospectus, as of the date that it is first filed pursuant to Rule 424 under the 1933 Act or, as amended or supplemented, as of the date such amendment or supplement is filed pursuant to Rule 424 under the 1933 Act, complied or will comply, as applicable, in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement as of its effective date and as of the date of this Agreement, and, as amended by any such post-effective amendment, as of the effective date of such amendment, did not and will not contain any untrue statement of a material fact and did not omit and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Final Prospectus as of its issue date and as of the Closing Date, or as amended or supplemented, as of the issue date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus or (ii) the "Mortgage Loan Seller Information" (as defined in Section 1(a) of each of (i) the Mortgage Loan Seller Indemnification Agreement, dated as of March 13, 2006, by and among GECC, the Company and the Underwriters, (ii) the Mortgage Loan Seller Indemnification Agreement, dated as of March 13, 2006, by and among Bank of America, the Company and the Underwriters and (iii) the Mortgage Loan Seller Indemnification Agreement, dated as of March 13, 2006, by and among GACC, Deutshe Bank AG, New York Branch, the Company and the Underwriters, (collectively, the Mortgage Loan Seller Indemnification Agreements"))or (iii) the manipulation of, or any calculation based upon, or any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and the Mortgaged Properties. As used herein, the "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Report on Applying Agreed-Upon Procedures dated March 3, 2006 and rendered by Deloitte & Touche, LLP.

      (c) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to
(i) the information contained in or omitted from the Time of Sale Information or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Time of Sale Information, (ii) any Mortgage Loan Seller Information in such Time of Sale Information or (iii) the manipulation of, or any calculation based upon, or any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and the Mortgaged Properties.

      (d) Other than the Term Sheet, Company Filed Information, the Transaction FWP and the Final Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any communication by the Company or its agents and representatives that constitutes an "issuer free writing prospectus", as defined in Rule 433(h) under the 1933 Act (other than a communication referred to in clause (ii) below, an "Issuer Free Writing Prospectus"), (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of or Rule 134 under the 1933 Act or (iii) other written communication approved in writing in advance by the Underwriters. Any such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act and does not conflict with the Registration Statement or the Final Prospectus as required by Rule 433 under the 1933 Act, has been filed in accordance with Section 10 (to the extent required thereby) and, when taken together with the Time of Sale Information, such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) the information contained in or omitted from any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Issuer Free Writing Prospectus, (ii) any Mortgage Loan Seller Information in such Issuer Free Writing Prospectus or (iii) the manipulation of, or any calculation based upon, or any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and the Mortgaged Properties.

      (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

      (f) When the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

      (g) This Agreement and the Purchase Agreements have been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company (assuming the due authorization, execution and delivery of this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement by each other party thereto) in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

      (h) The Offered Certificates and the Pooling and Servicing Agreement will each conform in all material respects to the descriptions thereof contained in the Final Prospectus, and the Offered Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement.

      (i) Neither the issuance and sale of the Certificates, nor the execution and delivery by the Company of this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, which, in any such case, would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or is reasonably likely in the future to materially and adversely affect, the ability of the Company to perform its obligations under this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement.

      (j) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates or
(iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Time of Sale Information and the Final Prospectus.

      (k) The Trust Fund created by the Pooling and Servicing Agreement will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      (l) The sale of the Mortgage Loans to the Trust Fund on the Closing Date and the sale by the Company of the Offered Certificates will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

      (m) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates pursuant to this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and the recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement.

      (n) Immediately prior to the assignment of the Mortgage Loans to the Trustee as contemplated by the Pooling and Servicing Agreement, the Company (i) had good title to, and was the sole owner of, each Mortgage Loan and the other property purported to be transferred by it to the Trustee pursuant to the Pooling and Servicing Agreement (but only to the extent sole ownership was transferred to the Company by the applicable Mortgage Loan Seller) free and clear of any pledge, mortgage, lien, security interest or other encumbrance created by the Company (collectively, "Liens"), (ii) had not assigned to any person any of its right, title or interest in such Mortgage Loans or property or in the Purchase Agreements and (iii) will have the power and authority to sell such Mortgage Loans and property to the Trustee (but only to the extent such Mortgage Loans and property were transferred to the Company by the applicable Mortgage Loan Seller) and upon the execution and delivery of the Pooling and Servicing Agreement by all of the parties thereto, the Trust will have acquired all of the Company's right, title and interest in and to such Mortgage Loans and property free and clear of any Lien created by the Company (except for any Lien created pursuant to this transaction).

      (o) The Company is not, and on the date on which the first bona fide offer of the Offered Certificates is made will not be, an "ineligible issuer", as defined in Rule 405 under the 1933 Act.

      2. Representations of the Several Underwriters.

      (a) Each Underwriter hereby represents and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Offered Certificates to the public in that Relevant Member State:

            (i) in (or in Germany, where the offer starts within) the period beginning on the date the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of publication;

            (ii) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (iv) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this representation, the expression an "offer of the certificates to the public" in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      (b) Each Underwriter, severally and not jointly, hereby further represents and agrees, with respect to the United Kingdom, that:

            (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Company; and

            (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

      3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the applicable purchase price set forth in Schedule I hereto, the respective portions of the Offered Certificates set forth opposite such Underwriter's name in Schedule II hereto, plus accrued interest at the related Pass-Through Rate from March 1, 2006 to but not including the Closing Date.

      4. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriters shall designate), which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates, as set forth on Schedule I hereto, shall be made to the Underwriters for their respective accounts against payment by wire transfer of immediately available funds by the Underwriters of the applicable purchase price. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Certificates shall be registered in such names and in such authorized denominations as the Underwriters may request not less than three full business days in advance of the Closing Date.

      The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

      5. Offering by Underwriters. (a) It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus. (b) Each Underwriter agrees that any Offered Certificates sold by it in the State of New York will be sold solely to institutional "accredited investors" within the meaning of Rule 501 (a)(l), (2) and (3) of Regulation D under the 1933 Act in order to ensure compliance with the exemption from Section 352-e of the Real Estate Syndicate Act of New York.

      6. Agreements. The Company agrees with the several Underwriters that:

      (a) The Company will not prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, or file, on or prior to the Closing Date, any amendment to the Registration Statement or file any supplement to (including the supplement relating to the Offered Certificates included in the Final Prospectus) the Basic Prospectus unless the Company has furnished to you a copy for your review prior to filing and will not prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, or file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act, and subject to Section 10, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act. The Company will promptly advise the Underwriters (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

      (b) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its reasonable best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

      (c) The Company will (i) furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the Offered Certificates may be required by the 1933 Act, as many copies of any Transaction FWP and each Issuer Free Writing Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request, and (ii) file promptly all reports and any information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by an Underwriter or dealer in connection with the Offered Certificates may be required under the 1933 Act. The Company will file with the Commission within 15 days of the issuance of the Offered Certificates a report on Form 8-K (the "8-K") setting forth specific information concerning the Offered Certificates and the Mortgage Pool to the extent that such information is not set forth in the Final Prospectus.

      (d) The Company agrees that, so long as the Offered Certificates shall be outstanding, it will make available to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.14 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company. The Pooling and Servicing Agreement will provide that the Servicer and the Special Servicer furnish to the Underwriters all reports compiled by any of them pursuant to the Pooling and Servicing Agreement, if and when requested in writing by the Underwriters, under the same terms and conditions applicable to holders of the Offered Certificates.

      (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      (f) The Company will pay or cause to be paid all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: (i) the fees and disbursements of its counsel; (ii) the costs and expenses of printing (or otherwise reproducing), preparing and delivering the Pooling and Servicing Agreement and the Offered Certificates; (iii) accounting fees and disbursements; (iv) the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or blue sky laws not to exceed $10,000, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; (v) the expenses of printing any such blue sky survey and legal investment survey; (vi) the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Transaction FWP and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriters of such copies of each Transaction FWP, Registration Statement and Final Prospectus as the Underwriters may reasonably request, and (vii) the fees of each Rating Agency (as defined herein). The Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Offered Certificates.

      (g) The Company acknowledges and agrees that: (i) the purchase and sale of the Underwritten Certificates pursuant to this Agreement, including the determination of the public offering price of the Underwritten Certificates and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

      (h) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus or any materials used in a Road Show (as defined in Rule 433 of the 1933 Act) that are required to be retained by the Company pursuant to the 1933 Act, to the extent not filed with the Commission in accordance with Rule 433 under the 1933 Act.

      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

      7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the 1933 Act).

      (b) The Company shall have delivered to you a certificate of the Company, signed by an authorized signatory pursuant to a power of attorney from the Chairman, the President, a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that representatives of the Company have carefully examined the Registration Statement, the Time of Sale Information, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, and (iv) nothing has come to the attention of the Company that would lead the Company to believe that the Time of Sale Information or the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) The Underwriters shall have received from Cadwalader, Wickersham & Taft LLP, special counsel for the Company, one or more favorable opinions, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that:

            (i) The Company is a corporation in good standing under the laws of the State of Delaware with corporate power to enter into and perform its obligations under this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement;

            (ii) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, and not withdrawn, no proceedings for that purpose have been instituted or threatened, and not terminated, and the Registration Statement, the Time of Sale Information, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder; and no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (which, for purposes of this clause, shall not be deemed to include any exhibits thereto or any documents or other information incorporated therein by reference), or any amendment thereof, at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information and the Final Prospectus as of their respective issue date and as of the Closing Date, or as amended or supplemented, as of the issue date of such amendment or supplement and as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iii) This Agreement, the Pooling and Servicing Agreement and the Purchase Agreements have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law;

            (iv) The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement;

            (v) The statements in the Basic Prospectus and the Final Prospectus, as the case may be, under the headings "Certain Federal Income Tax Consequences", "Legal Investment", "Certain ERISA Considerations" and "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects;

            (vi) The statements made in the Final Prospectus under the caption "Description of the Certificates" insofar as they purport to constitute summaries of terms of the Certificates constitute accurate summaries of such terms in all material aspects;

            (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act;

            (viii) No consent, approval, authorization or order of any New York, Delaware or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Certificates by the Underwriters, and any recordation of the assignment of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed and such other approvals as have been obtained;

            (ix) Neither the issuance and sale or transfer of the Certificates, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Purchase Agreements or the Pooling and Servicing Agreement will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any New York, Delaware or federal statute or regulation applicable to the Company or, to the knowledge of such counsel, any order of any New York, Delaware or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company; and

            (x) The Trust Fund will qualify as one or more "real estate mortgage investment conduits," as defined in Section 860D of the Code.

      Such opinion may (x) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement, (y) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company and (z) be qualified as an opinion only on the federal laws of the United States of America, the laws of the State of New York and the laws of the State of Delaware. Additionally, if so rendered, Cadwalader, Wickersham & Taft LLP may rely on the opinion of in-house counsel for the Company as to matters relating to the Company.

      (d) The Underwriters shall have received from Deloitte & Touche, LLP (the "Accountants"), certified public accountants, one or more letters, dated the date hereof and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

      (e) The Certificates have been given the rating, if any, set forth in
Schedule I hereto by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch" and together with S&P, the "Rating Agencies").

      (f) The Underwriters shall have received from counsel for the Underwriters, dated the Closing Date, one or more favorable opinions in form and substance satisfactory to the Underwriters.

      (g) The Underwriters shall have received from counsel for the Trustee, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

      (h) The Underwriters shall have received from counsel for each Mortgage Loan Seller, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

      (i) The Underwriters shall have received from counsel for each of the Servicer and the Special Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

      (j) The Underwriters shall have received copies of any opinions of counsel to the Company, each Mortgage Loan Seller, the Special Servicer or the Servicer supplied to the Rating Agencies or the Trustee relating to certain matters with respect to the Offered Certificates, the Mortgage Loan Sellers, the Mortgage Loans, the Special Servicer or the Servicer. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by the reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

      (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such information, certificates and documents as they may reasonably request.

      If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

      8. Indemnification and Contribution. The Company and the several Underwriters agree that:

      (a) The Company will indemnify and hold harmless each Underwriter, and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon any Mortgage Loan Seller Information (as defined in Section 1(a) of the Mortgage Loan Seller Indemnification Agreements), (2) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Time of Sale Information or any "issuer information" (as defined in Section 433(h) of the 1933 Act, the "Issuer Information")) contained in any free-writing prospectus (as defined pursuant to Rule 405 under the 1933 Act, a "Free Writing Prospectus") prepared by or on behalf of any Underwriter or in any Free Writing Prospectus which is required to be filed pursuant to Section 10, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter at any time prior to the Time of Sale or (3) any error in the information supplied to the Underwriters by or on behalf of the Company or any of its affiliates relating to the Mortgage Loans (other than the information contained in the Transaction FWP or the Final Prospectus) except for information supplied to the Company by Bank of America or GACC with respect to each of their Mortgage Loans (the "Collateral Information") provided that such Collateral Information is used in a manner not inconsistent with the 1933 Act; provided further, that no indemnity shall be provided if the Collateral Information was corrected and such corrected materials were supplied to the Underwriters at least 24 hours prior to the dissemination of the materials from which such loss, liability, claim, damage or expense arose; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action; provided, however, that the indemnification provided by this subsection (a) shall not apply to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of any Underwriter specifically for use in connection with the preparation thereof, (B) arises out of or is based upon the failure of any Underwriter to comply with any provision of Section 10 hereof or (C) is indemnifiable by any Mortgage Loan Seller pursuant to Section 1(a) of any Mortgage Loan Seller Indemnification Agreement; provided further, that the indemnification provided by this subsection (a) shall not apply to the extent that (1) such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties or (2) the information provided by any Mortgage Loan Seller was not represented accurately in the Master Tape, and consequently, information based thereon was not represented accurately in the Time of Sale Information or the Final Prospectus or any other document or information described in clauses (1) through (3) above. This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided, however, that the Company shall not be liable to any Underwriter for losses of anticipated profits from the transactions covered by this Agreement.

      (b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Company or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Transaction FWP or the Final Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) any Free Writing Prospectus prepared by or on behalf of such Underwriter; or the omission or alleged omission to state therein a material fact which, when read together with the Transaction FWP and the Final Prospectus, was required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (2) the failure of the Underwriters to comply with any provisions of Section 10 hereof and each Underwriter agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action, but, in the case of clause (l)(A) and (B) above, only with reference to written information furnished to the Company by or on behalf of such Underwriter or any member of its selling group, specifically for use in the Registration Statement, or in any revision or amendment thereof, or supplement thereto, or in the Transaction FWP or the Final Prospectus; provided further, that no Underwriter shall have any liability under this section to the extent that (1) except as provided in Section 8(f) below, such untrue statement or omission of a material fact was made as a result of an error in the manipulation of or in any calculation based upon or any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties,
(2) the information provided by any Mortgage Loan Seller was not represented accurately in the Master Tape and consequently information based thereon was not represented accurately in any Free Writing Prospectus prepared by an Underwriter or (3) such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information or Mortgage Loan Seller Information supplied by the Company or any Mortgage Loan Seller, respectively, to the Underwriter which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to the Underwriter at any time prior to the Time of Sale. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

      The Company and each Underwriter acknowledge and agree that for all purposes of this Agreement the statements set forth in the first, second and third sentences of the last paragraph of the cover page of the Final Prospectus, the first paragraph, the first sentence of the second paragraph, the third paragraph and the first, second and fourth sentences of the fourth paragraph, under the heading "Method of Distribution" in the Final Prospectus, together with the Underwriter Information (as defined in Section 10 hereof) constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnities, and each Underwriter confirms that such statements are or will be, at the time made, correct.

      (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party
(x) under Section 8 unless such failure to notify prejudices the position of the indemnifying party or results in the loss of one or more defenses to the related cause of action or (y) otherwise than under this Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (and one local counsel, if it deems so necessary) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by any indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, approved by the Underwriters in the case of subsection (a), representing the indemnified parties under subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any indemnifiable losses, claims, damages and liabilities by reason of such settlement. No indemnifying party who has elected to assume the defense of such action shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

      (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable in accordance with its terms to an indemnified party under this Section 8 or if such indemnification is provided for in Section 8 hereof is insufficient in respect of any losses, claims, damages, expenses and liabilities referred to herein, then the Company and each Underwriter, to the extent of underwriting discounts and commissions received by it, shall individually contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in subsection (a) or (b) above, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Offered Certificates (taking into account the portion of the proceeds of the offering realized by each party) and (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also to reflect the relative fault of the Company on the one hand and each Underwriter on the other in connection with the statement or omission or failure to comply that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations (taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable consideration appropriate under the circumstances). The relative benefits received by the Company on the one hand and each Underwriter, including any member of its selling group, on the other shall be in such proportion as the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each Underwriter, including any member of its selling group, with respect to such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter, or any member of its selling group, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or failure to comply. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending against any action or claim which is the subject of this subsection (d) subject to the limitations therein provided under subsection (c). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter for the Offered Certificates underwritten and distributed by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) or willful failure to comply with Section 10 hereof shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation or willful failure to comply. The Underwriters obligation in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

      (e) Each Underwriter will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which any Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact necessary to make the statements contained in any Free Writing Prospectus prepared by, on behalf of, or used or referred to by, such indemnifying Underwriter not misleading at the Time of Sale or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 10 hereof, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement of material fact arises out of or is based upon an untrue statement or omission with respect to any Mortgage Loan Seller Information (as defined in Section 7(a) of the Purchase Agreements); provided that the indemnification provided by this Section 8(e) shall apply (solely with respect to Banc of America in the case of clause (1) below) notwithstanding the preceding proviso, to the extent that (1) such untrue statement of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and Annex A to the Final Prospectus, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund by such indemnifying Underwriter or (2) the information provided by the related Mortgage Loan Seller was not represented accurately in the Master Tape, and consequently information based thereon was not represented accurately in the Transaction FWP or the Final Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

      (f) Banc of America hereby agrees to indemnify and hold harmless (i) each of the Company, GECC and GACC, their officers and directors, and each person, if any, who controls the Company, GECC and GACC within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act and (ii) each Underwriter, and each person who controls any Underwriter within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, in each case against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information, a Free Writing Prospectus or the Final Prospectus or in any amendment thereof or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of, the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties provided by the Mortgage Loan Sellers.

      9. Default by an Underwriter. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Offered Certificates which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6(f) and except that the provisions of Sections 8 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed on
Schedule I hereto that, pursuant to this Section 9, purchases Offered Certificates which the defaulting Underwriter agreed but failed to purchase.

      (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the non-defaulting Underwriters for damages caused by its default. If other persons are obligated or agree to purchase the Offered Certificates of the defaulting Underwriter, any of the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and/or the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and/or the Final Prospectus that effects any such changes.

      10. Offering Communications; Free Writing Prospectuses.

      (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the 1933 Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the 1933 Act, or (3) constitutes Time of Sale Information or a Free Writing Prospectus that does not constitute Time of Sale Information. The Underwriter shall not convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the 1933 Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the 1933 Act.

      (b) Each Underwriter shall deliver to the Company, no later than one business day prior to the date of first use thereof, (a) any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any Issuer Information or Mortgage Loan Seller Information, and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by the Underwriter to the Company not later than the later of (a) one business day prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or (b) the date of first use of such Free Writing Prospectus.

      (c) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by the Underwriter pursuant to Section 10(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective purchasers of Offered Certificates by the Underwriter in connection with its offer and sale of the Offered Certificates.

      (d) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to
Section 10(b) hereof, when viewed together with all other Time of Sale Information, does not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation with respect to any such Free Writing Prospectus that is misleading or inaccurate as a result of any misleading or inaccurate Issuer Information or Mortgage Loan Seller Information supplied by the Company or any Seller to the Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Company or any Seller to the Underwriter prior to the Time of Sale.

      (e) The Company agrees to file with the Commission the following:

            (i) Any Issuer Free Writing Prospectus;

            (ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Company pursuant to Section 10(b) hereof; and

            (iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

      (f) Any Free Writing Prospectus required to be filed pursuant to Section 10(b) hereof by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

            (i) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

            (ii) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the 1933 Act or two business days after the first use of such Free Writing Prospectus;

            (iii) Any Free Writing Prospectus required to be filed pursuant to
      Section 10(e)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

            (iv) The Company shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

      (g) Each Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by such Underwriter and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus. Each Underwriter shall deliver such Free Writing Prospectus to the Company, not later than one business day prior to filing of such Free Writing Prospectus with the Commission.

      (h) Notwithstanding the provisions of Section 10(g), each Underwriter shall file with the Commission any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus. Each Underwriter shall deliver such Free Writing Prospectus to the Company, not later than one business day prior to filing of such Free Writing Prospectus with the Commission.

      (i) Notwithstanding the provisions of Sections 10(e) and 10(g), neither the Issuer nor the Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

      (j) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain substantially the following legend:

            The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-294-1322 or emailing a request to dg.prospectus_distribution@bofasecurities.com.

      (k) The Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this
Section 10 for a period of three years following the initial bona fide offering of the Offered Certificates.

      (l) (i) In the event that any Underwriter becomes aware that, as of the Time of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to a purchaser of an Offered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify the Company thereof within one business day after discovery.

            (ii) Provided that if the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or contained Issuer Information, the Underwriter shall, if requested by the Company:

            (A) Prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus");

            (B) Deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Certificate which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Certificates;

            (C) Notify such purchaser in a prominent fashion that the prior agreement to purchase Offered Certificates has been terminated, and of such purchaser's rights as a result of termination of such agreement; and

            (D) Provide such purchaser with an opportunity to affirmatively agree to purchase such Offered Certificates on the terms described in the Corrected Free Writing Prospectus.

      (m) Each Underwriter covenants with the Company that after the Final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the Final Prospectus.

      11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for all Certificates if prior to such time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Offered Certificates on the terms specified herein.

      12. Reimbursement of Underwriters' Expenses. If the sale of the Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of (i) a default by any of the Underwriters or (ii) a termination of this Agreement pursuant to Section 11 hereof, the Company will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Certificates, except as otherwise obligated to be paid pursuant to the Memorandum of Understanding among GE Capital Real Estate, Banc of America Securities LLC and Deutsche Bank Securities Inc.

      13. Representations and Indemnities and Agreements to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Section 6(f) regarding the payment of costs and expenses and the provisions of Section 8 hereof shall survive the termination or cancellation of this Agreement.

      14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, hand delivered or sent by facsimile transmission and confirmed to them at, in the case of Banc of America, to Banc of America Securities LLC, NC1-27-22-03, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Stephen Hogue, fax number 704-386-1094, in the case of Deutsche, to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, fax number (212) 469-4579, in the case of CS, to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: Jeffrey Altabef, fax number (212) 743-5227; in the case of J.P. Morgan, to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Steven Z. Schwartz, Managing Director, fax number (212) 834-6593 and in the case of Merrill, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 16th floor, New York, New York 10080, Attention: David M. Rodgers or Director, CMBS Securitization, fax number (212) 449-3658; or, if sent to the Company, will be mailed, hand delivered or sent by facsimile transmission and confirmed to it at GE Commercial Mortgage Corporation, c/o General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017, Attn: Capital Markets/Daniel Vinson, telecopy number (212) 716-8960, Ref. GE 2006-C1; with a copy to Patricia A. Deluca, Esq., General Electric Capital Corporation, 292 Long Ridge Rd., Stamford, Connecticut, 06927, telecopy number (203)357-6768.

      15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

      16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

                            [Signature Page Follows]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

                                Very truly yours,

                                    GE COMMERCIAL MORTGAGE CORPORATION


                                    By:    /s/ Richard Lorenzo
                                          ------------------------------------
                                      Name: Richard Lorenzo
                                     Title: Authorized signatory



                   [SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


BANC OF AMERICA SECURITIES LLC


By:    /s/ Stephen L. Hogue
      ------------------------------------
      Name: Stephen L. Hogue
      Title: Principal

DEUTSCHE BANK SECURITIES INC.


By:    /s/ Lainie Kaye
      ------------------------------------
      Name: Lainie Kaye
      Title: Managing Director


By:    /s/ John C. Griffin
      ------------------------------------
      Name: John C. Griffin
      Title: Director

CREDIT SUISSE SECURITIES (USA) LLC


By:    /s/ Jeffrey Altabef
      ------------------------------------
      Name: Jeffrey Altabef
      Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:    /s/ Charles Y. Lee
      ------------------------------------
      Name: Charles Y. Lee
      Title: Vice President

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED


By:    /s/ David M. Rodgers
      ------------------------------------
      Name: David M. Rodgers
      Title: Authorized Signatory




                   [SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

                                   SCHEDULE I

Underwriting Agreement, dated March 3, 2006

As used in this Agreement, the term "Registration Statement" refers collectively to the Company's registration statements on Form S-3 (File No. 333-125248).

Title and Description of Certificates: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C1.

Initial aggregate Certificate Balance of the Offered Certificates:
$1,484,121,000 (Approximate).

                      Initial
                    Certificate       Initial
                      Balance          Pass-                        Purchase
                    or Notional       Through       S&P     Fitch    Price
    Certificates     Amount(1)        Rate (2)    Rating    Rating  Percentage
    ------------     ---------        --------    ------    ------  ----------
Class A-1           $ 49,250,000    5.4586% (5)    "AAA"    "AAA"   100.249888%
Class A-2           $ 54,350,000    5.5186% (6)    "AAA"    "AAA"   100.157872%
Class A-3           $ 47,225,000    5.5186% (6)    "AAA"    "AAA"    99.243528%
Class A-AB          $ 53,244,000    5.5186% (6)    "AAA"    "AAA"    99.431201%
Class A-4          $ 620,130,000    5.5186% (6)    "AAA"    "AAA"    99.266958%
Class A-1A         $ 301,963,000    5.5186% (6)    "AAA"    "AAA"    99.408564%
Class A-M          $ 160,880,000    5.5186% (6)    "AAA"    "AAA"    98.898331%
Class A-J          $ 146,804,000    5.5186% (6)    "AAA"    "AAA"    98.456706%
Class B             $ 36,198,000    5.5186% (6)    "AA"      "AA"    98.091414%
Class C (8)         $ 14,077,000    5.5186% (6)    "AA-"    "AA-"    97.944525%
Class X-W (8)           (3)         0.0087% (4)    "AAA"    "AAA"       (8)
Class D (8)             (9)         5.5186% (6)     "A"      "A"        (8)
Class E (8)             (9)         5.5186% (6)    "A-"      "A-"       (8)
Class F (8)             (9)         5.5186% (6)   "BBB+"    "BBB+"      (8)
Class G (8)             (9)         5.5186% (6)    "BBB"    "BBB"       (8)
Class H (8)             (9)         5.5186% (6)   "BBB-"    "BBB-"      (8)
Class J (8)             (9)         5.2690% (7)    "BB+"    "BB+"       (8)
Class K (8)             (9)         5.2690% (7)    "BB"      "BB"       (8)
Class L (8)             (9)         5.2690% (7)    "BB-"    "BB-"       (8)
Class M (8)             (9)         5.2690% (7)    "B+"      "B+"       (8)
Class N (8)             (9)         5.2690% (7)     "B"      "B"        (8)
Class O (8)             (9)         5.2690% (7)    "B-"      "B-"       (8)
Class P (8)             (9)         5.2690% (7)    (10)      (10)       (8)
Class S (8)             N/A             N/A        (10)      (10)       N/A
Class R (8)             N/A             N/A        (10)      (10)       N/A
Class LR (8)            N/A             N/A        (10)      (10)       N/A
--------------------------------------------------------------------------------

(1) Approximate (subject to a permitted variance of plus or minus 5%).

(2) Approximate.

(3) The initial Notional Amount of the Class X-W Certificates is approximately $1,608,803,743.

(4) The Pass-Through Rate on the Class X-W Certificates will be based on the weighted average of the interest strip rates of the components of the Class X-W Certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components.

(5) The Pass-Through Rate applicable to the Class A-1 Certificates will be the weighted average of the net mortgage interest rates of the mortgage loans, minus 0.06%.

(6) The Pass-Through Rate applicable to the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be the weighted average of the net mortgage interest rates of the mortgage loans.

(7) The Pass-Through Rate applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be will be a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans.

(8) These Classes are not Offered Certificates.

(9) The aggregate initial Certificate Balance of these Classes is approximately $1,733,486,486.

(10) Not rated by the applicable rating agency.

Closing Time, Date and Location: 10:00 A.M. on March 23, 2006 at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York.

Issuance and Delivery of Certificates: The Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company.


                                   SCHEDULE II

                                                    Credit Suisse                          Merrill Lynch,
              Banc of America    Deutsche Bank    Securities (USA)      J.P. Morgan       Pierce, Fenner &
    Class      Securities LLC   Securities Inc.          LLC          Securities Inc.     Smith Incorporated
    -----      --------------   ---------------          ---          ---------------     ------------------
Class A-1      $ 32,833,333     $ 16,416,667       $          0       $          0       $          0
Class A-2      $ 36,233,333     $ 18,116,667       $          0       $          0       $          0
Class A-3      $ 31,483,333     $ 15,741,667       $          0       $          0       $          0
Class A-AB     $ 35,496,000     $ 17,748,000       $          0       $          0       $          0
Class A-4      $411,420,000     $205,710,000       $  1,000,000       $  1,000,000       $  1,000,000
Class A-1A     $201,308,667     $100,654,333       $          0       $          0       $          0
Class A-M      $107,253,333     $ 53,626,667       $          0       $          0       $          0
Class A-J      $ 97,869,333     $ 48,934,667       $          0       $          0       $          0
Class B        $ 2,413,2000     $ 12,066,000       $          0       $          0       $          0
Class C        $  9,384,667     $  4,692,333       $          0       $          0       $          0

                                  SCHEDULE III

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED MARCH 3, 2006, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-125248) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by emailing dg.prospectusdistribution~bofasecurities.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.

                          $1,516,408,000 (Approximate)
                       GE COMMERCIAL MORTGAGE CORPORATION

                                    Depositor

            GE Commercial Mortgage Corporation, Series 2006-Cl Trust

                                 Issuing Entity

                      General Electric Capital Corporation,
                    Bank of America, National Association and
                       German American Capital Corporation
                       Sponsors and Mortgage Loan Sellers

          Commercial Mortgage Pass-Through Certificates, Series 2006-Cl


      GE Commercial Mortgage Corporation is offering certain classes of the Series 2006-Cl Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will be 146 mortgage loans secured primarily by first liens on 868 commercial, multifamily and manufactured housing properties and are generally the sole source of payments on the certificates. The Series 2006-Cl certificates are not obligations of GE Commercial Mortgage Corporation, the trust, the mortgage loan sellers, the underwriters or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

      Certain characteristics of the offered certificates include:

------------------------------------------------------------------------------------------------------------------------------------
                        Initial           Initial Pass-                                                Expected       Rated Final
                   Class Certificate      Through Rate       Pass-Through      Assumed Final           Ratings       Distribution
                       Balance(1)          (Approx.)         Description    Distribution Date(5)      S&P/Fitch         Date(5)
------------------------------------------------------------------------------------------------------------------------------------
Class A-l(7)         $49,250,000          [       ]%          Fixed(3)        October 10, 2010        AAA/AAA       March 10, 2044
Class A-2(7)         $55,200,000          [       ]%          Fixed(3)         March 10, 2011         AAA/AAA       March 10, 2044
Class A-3(7)         $47,879,000          [       ]%          Fixed(3)         March 10, 2014         AAA/AAA       March 10, 2044
Class A-AB(7)        $54,760,000          [       ]%          Fixed(3)         August 10, 2015        AAA/AAA       March 10, 2044
Class A-4(7)        $641,610,000          [       ]%          Fixed(3)        January 10, 2016        AAA/AAA       March 10, 2044
Class A-lA(7)       $301,963,000          [       ]%          Fixed(3)        January 10, 2016        AAA/AAA       March 10, 2044
Class A-M           $164,380,000          [       ]%          Fixed(3)        February 10, 2016       AAA/AAA       March 10, 2044
Class A-J           $149,998,000          [       ]%          Fixed(3)         March 10, 2016         AAA/AAA       March 10, 2044
Class B              $36,985,000          [       ]%          Fixed(3)         March 10, 2016          AA/AA        March 10, 2044
Class C              $14,383,000          [       ]%          Fixed(3)         March 10, 2016         AA-/AA-       March 10, 2044
------------------------------------------------------------------------------------------------------------------------------------

(Footnotes to table on page S-10)

      Neither the Securities and Exchange Commission nor state securities regulators has approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                                                      Filed Pursuant to Rule 433
                                                         File No.: 333-125248-03


March 9, 2006

UPDATE to
Structural and Collateral Information Free Writing Prospectus dated March 2006 (the "Term Sheet FWP") and Free Writing Prospectus Dated March 3, 2006 (the "MARCH 3 FWP")

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

1. Loan No. 10 (Meadowood Napa Valley) on Annex A-1 to the MARCH 3 FWP, with a balance as of the cut-off date of $35,000,000 (representing 2.13% of the initial pool balance and 2.61% of the initial loan group 1 balance as of the MARCH 3 FWP) has been removed from the mortgage pool.

2. Due to such removal, the mortgage loan known as Embassy Suites (the "Embassy Suites Loan") identified as Loan No. 13 on Annex A-1 to the MARCH 3 FWP, with a balance as of the cut-off date of $28,000,000 (representing 1.70% of the initial pool balance and 2.09% of the initial loan group 1 balance as of the MARCH 3 FWP, a cut-off date LTV of 36.6% and a DSCR of 3.85x is now one of the ten largest mortgage loans. Attachment A contains the large loan description of the Embassy Suites Loan.

3. The table set forth on Attachment B sets forth the current uses of the mortgaged properties, revised to reflect such removal.

4. Attachment C sets forth certain information in connection with the offered certificates.

5. Attachment D contains the anticipated planned principal balances of the Class A-AB Certificates.

GE Commercial Mortgage Corporation (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-125248) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurities.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                      ------------------------------------

                                                      Filed Pursuant to Rule 433
                                                         File No.: 333-125248-03


March 13, 2006

UPDATE to Structural and Collateral Information Free Writing Prospectus dated March 2006, Free Writing Prospectus Dated March 3, 2006 (the "March 3 FWP") and Structural and Collateral Information Free Writing Prospectus Dated March 9, 2006

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

GMH Communities Trust ("GMH"), one of the co-sponsors of two of the mortgage loans (the "Loans") included in the GE Commercial Mortgage Corporation, Series 2006-C1 Trust, issued a press release on Monday, March 13, 2006 (the "Press Release"), announcing that it has postponed the release of the results of its 2005 fourth quarter and year-end earnings. According to the Press Release, the delay results from an investigation by GMH's internal audit committee revealing several material weaknesses in GMH's control over financial reporting. However, GMH noted in the Press Release that none of the weaknesses identified by the audit committee materially affects the operating characteristics of GMH's student housing properties or military housing projects. Both Loans are secured by student housing multifamily properties and are included in Loan Group 2. One of the Loans, identified as Loan No. 9 on Annex A-1 to the March 3 FWP and known as "Grand Marc at Riverside," represents approximately 2.62% of the Initial Pool Balance (or approximately 13.94% of the Initial Loan Group 2 Balance), has an original principal balance of $42,090,680, an LTV Ratio of 69.46% and a DSCR of 1.65x. The other Loan, identified as Loan No. 11 on Annex A-1 to the March 3 FWP and known as "Pegasus -- GMH," represents approximately 1.86% of the Initial Pool Balance (or approximately 9.91% of the Initial Loan Group 2 Balance), has an original principal balance of $29,914,000, an LTV Ratio of 60.49% and a DSCR of 1.95x.

GE Commercial Mortgage Corporation (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-125248) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurities.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                      ------------------------------------